UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 6, 2023
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Change of Principal Accounting Officer
On April 6, 2023, the Company’s board of directors determined that the principal accounting officer role would transition from Andrew J. Novak, who has served in the position since April 2018, to John M. Gay, the Company’s Chief Financial Officer and principal financial officer, effective April 7, 2023. Mr. Novak will continue to serve as Vice President, Accounting and Business Operations for the Company, and the decision to transition the role of principal accounting officer to Mr. Gay is not the result of any disagreement between Mr. Novak and the Company on any matter relating to the Company’s financials, operations, policies or practices.

Biographical and other information regarding Mr. Gay is set forth in Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission on March 30, 2023, under the section “Executive Officers,” and such information is incorporated by reference herein. There are no arrangements or understandings between Mr. Gay and any other person requiring disclosure under Item 401(b) of Regulation S-K and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K. Mr. Gay will not receive any additional compensation in connection with assuming the responsibilities of the principal accounting officer of the Company.

Entry into Bonus Agreement with Certain Executive Officers

On April 7, 2023, Novan, Inc. (the “Company”) entered into a bonus agreement with each of Paula Brown Stafford, the Company’s President and Chief Executive Officer, and John M. Gay, the Company’s Chief Financial Officer, establishing short-term performance bonuses to be paid upon achievement of certain financial objectives related to the Company’s cash position at the end of the third quarter of 2023 and at the end of the fourth quarter of 2023, provided that the executive remains employed as of the date of payment of each bonus. If all performance metrics are achieved, as determined at the sole discretion of the Company’s Board of Directors, the aggregate amount to be paid to each executive would be $250,000. In the event either executive’s employment is terminated by the Company without “cause,” by the executive for “good reason,” or upon a “change in control,” each as defined in the respective executive’s employment agreement, or in the event of certain significant corporate transactions, in each case prior to the relevant payment date, then the bonuses will be paid in full in connection with such event.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
The inclusion of any website address in this Form 8-K, and any exhibit thereto, is intended to be an inactive textual reference only and not an active hyperlink. The information contained in, or that can be accessed through, such website is not part of or incorporated into this Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: April 7, 2023	By:	/s/ John M. Gay
John M. Gay
Chief Financial Officer